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                                                                    EXHIBIT 2.05

                               AMENDMENT NUMBER ONE TO
                       AGREEMENT TO MERGE SCC ACQUISITION, INC.
                 WITH AND INTO FIRST MIDLOTHIAN CORPORATION UNDER THE
                       CHARTER OF FIRST MIDLOTHIAN CORPORATION
                 AND UNDER THE TITLE OF FIRST MIDLOTHIAN CORPORATION


    THIS AMENDMENT NUMBER ONE TO AGREEMENT TO MERGE SCC ACQUISITION, INC. WITH AND INTO FIRST MIDLOTHIAN CORPORATION UNDER THE CHARTER OF FIRST MIDLOTHIAN CORPORATION AND UNDER THE TITLE OF FIRST MIDLOTHIAN CORPORATION is made and entered into this 29th day of February, 1996 by and between FIRST MIDLOTHIAN CORPORATION, a Texas corporation registered as a bank holding company, located in Midlothian, Texas ("First Midlothian"); SCC ACQUISITION, INC. a Texas corporation ("Newco") which has been approved as a wholly-owned operating subsidiary of SURETY BANK, NATIONAL ASSOCIATION, a national banking association located in Lufkin, Texas ("Surety Bank"); and joined in by Surety Bank and all those individuals and entities who have subscribed their names hereto individually and as a Director (hereinafter referred to individually as a "Director" and collectively as the "Directors").

    WHEREAS, the parties have agreed to amend the October 17, 1995 Agreement to Merge SCC Acquisition, Inc. With and Into First Midlothian Corporation Under the Charter of First Midlothian Corporation and Under the Title of First Midlothian Corporation (the "Holding Company Merger Agreement") as set forth herein;

    NOW THEREFORE, for and in consideration of the covenants, terms and conditions of the Holding Company Merger Agreement and the mutual benefits to the parties established by this Amendment Number One to Holding Company Merger Agreement, the parties agree that the following sections of the Holding Company Merger Agreement are hereby amended as follows:

    1.   SECTION 5(b) SHALL BE AMENDED IN FULL TO READ AS FOLLOWS:

         (b) Book Value shall mean the sum of First Bank's total stockholders' equity (defined as capital stock, surplus, undivided profits and retained earnings) determined in accordance with generally accepted accounting principles applied on a consistent basis, with reserves acceptable to First Midlothian and Surety, but specifically excluding the Pre-Closing Loan Loss/REO Adjustments as same are defined in Amendment Number Two to Reorganization Agreement entered into on even date herewith. The Book Value as defined above shall be determined pursuant to an audit or other specified review procedure prepared by Coopers & Lybrand, and the Book Value of First Bank shall be based on the results of that audit or specified review procedure.

    2. Except as specifically amended by this Amendment Number One to Holding Company Merger Agreement, the Holding Company Merger

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Agreement by and between the parties shall remain in full force and effect.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment Number One to be signed in counterparts all as of the date first above written.

                                       FIRST MIDLOTHIAN CORPORATION

                                       By:  /s/ Jim Rodgers
                                       ----------------------------------------
                                            Its: Secretary
                                                 -------------------------------


                                       Scc ACQUISITION, INC.

                                       By: /s/ Bobby W. Hackler
                                           -------------------------------------
                                            Its: President
                                                -------------------------------


    Surety Bank hereby joins in the foregoing Amendment Number One to Holding Company Merger Agreement, and undertakes that it will be bound thereby and will do and perform all acts and things therein referred to or provided to be done by it.

    IN WITNESS WHEREOF, Surety Bank has caused this undertaking to be made in counterparts by its duly authorized officer and its corporate seal to be hereunto affixed as of the date first above written.


                                       SURETY BANK, NATIONAL ASSOCIATION

                                       By: /s/ Bobby W. Hackler
                                          -------------------------------------
                                            Its: President
                                                -------------------------------


    The Directors hereby join in the foregoing Amendment Number One to Merger Agreement, and undertake that they will be bound thereby and will do and perform all acts and things therein referred to or provided to be done by them.


                                        /s/ Billie Jo Duran
                                       ----------------------------------------
                                       Billie Jo Duran, Individually and as a
                                       Director of First Midlothian Corporation
                                       and First National Bank

                                         -2-

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                                        /s/ Charles L. Duran
                                       ----------------------------------------
                                       Charles L. Duran, Individually and as a
                                       Director of First Midlothian Corporation
                                       and First National Bank



                                        /s/ V. H. Easterwood, Jr.
                                       ----------------------------------------
                                       V. H. Easterwood, Jr., Individually and
                                       as a Director of First Midlothian
                                       Corporation and First National Bank


                                        /s/ Lou E. Rodgers
                                       ----------------------------------------
                                       Lou E. Rodgers, Individually and as a
                                       Director of First Midlothian Corporation
                                       and First National Bank



                                        /s/ Danny D. Rodgers
                                       ----------------------------------------
                                       Danny D. Rodgers, Individually and as a
                                       Director of First Midlothian Corporation
                                       and First National Bank



                                       ----------------------------------------
                                       J. C. Rodgers, Individually and as a
                                       Director of First Midlothian Corporation and First National Bank



                                        /s/ J. D. Rodgers
                                       ----------------------------------------
                                       J. D. Rodgers, Individually and as a
                                       Director of First Midlothian Corporation
                                       and First National Bank



                                        /s/ E. L. Webb
                                       ----------------------------------------
                                       E. L. Webb, Individually and as a
                                       Director of First Midlothian Corporation
                                       and First National Bank

                                         -3-